EXHIBIT 99.1
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SPIRE CORPORATION NEWS RELEASE

              Spire and Gloria Solar Establish PV Systems Business

     Spire will also provide Gloria Solar, Taiwan, with an additional 50-megawatt module assembly line.

BEDFORD, Mass. -- (BUSINESS WIRE) -- August 6, 2007 -- Spire Corporation (Nasdaq: SPIR) announced today that it has finalized with Gloria Solar Co., Ltd. (Gloria Solar), of Tainan, Taiwan, Republic of China, an affiliate of E-TON Solar Tech Co., Ltd., a joint venture (Joint Venture) to address the domestic solar photovoltaic (PV) systems market. The Joint Venture's business will be named Gloria Spire Solar, LLC, and it will headquarter its operations in Bedford, Massachusetts.

Gloria Spire Solar will conduct business as a PV Systems integrator within the United States, designing, marketing, selling, and managing installations of solar PV systems, with particular focus on the commercial/industrial and utility markets. Along with the establishment of this PV Systems venture, Gloria Solar purchased from Spire Corporation its existing building integrated PV module manufacturing facility, which will be operated by the Joint Venture in Bedford. Additionally, another 50MW Spire module manufacturing facility was ordered by Gloria Solar for its existing operations in Tainan, Taiwan, Republic of China, this additional capacity will also be available to support the Joint Venture. Mr. Mark Goodreau, who has been managing Spire's existing systems integration business, will lead the collaboration as its first Chief Executive Officer.

Roger G. Little, Chairman and CEO of Spire Corporation, said, "We are excited to form this Joint Venture with Gloria Solar and expand our position in the PV systems business. The collaboration brings together the Spire experience and pedigree of over 1.5MW of commercial/industrial solar PV installations of all sorts, and the Gloria financial and PV material supply resources, which will enable the Joint Venture to become a major player in the U.S. marketplace."

George Hsu, Chief Operating Officer of Gloria Solar, said, "We will have 20MW of module manufacturing capacity, including a production line in the United States with UL and IEC certification from this collaboration. By working with Spire, we achieve a win-win situation in the blooming PV market in the United States. We will continue to expand with an additional 75MW of module manufacturing equipment from Spire in coming quarters, to become a leading PV player in the world."

About Spire Corporation
-----------------------

Spire Corporation provides products and services to the solar energy, biomedical and optoelectronics industries worldwide operating with three entities: Spire Solar, Spire Biomedical and Bandwidth Semiconductor. For more information visit www.spirecorp.com.

About Gloria Solar Co., Ltd.

Gloria Solar Ltd. is a leading manufacturer in Taiwan, producing high quality solar products including specialty panels for automobile applications, building integrated photovoltaic (BIPV) modules and standard PV modules. Through its Joint Venture with Spire Corporation, Gloria completed vertical integration from ingots, wafers, module production, to system installation. For more information visit www.gloriasolar.com.tw.

Contact: Spire Corporation
         Rodger W. LaFavre, 781-275-6000
         Chief Operating Officer

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CERTAIN MATTERS DESCRIBED IN THIS NEWS RELEASE MAY BE FORWARD-LOOKING STATEMENTS
SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS
AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE RISK OF DEPENDENCE ON MARKET GROWTH, COMPETITION AND DEPENDENCE ON GOVERNMENT AGENCIES AND OTHER THIRD PARTIES FOR FUNDING CONTRACT RESEARCH AND SERVICES, AS WELL AS OTHER FACTORS DESCRIBED IN THE COMPANY'S FORM 10-KSB AND OTHER PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

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